INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in:

•	Registration Statement on Form S-8:

–	No. 333-54460 (relating to the Xcel Energy Executive Annual Incentive Award Plan)

–	No. 333-51786 (relating to the Xcel Energy Executive Long-Term Incentive Award Stock Plan)

–	No. 2-61264 (relating to the Northern States Power Company Employee Stock Ownership Plan)

–	No. 33-38700 and 333-91495 (relating to the Northern States Power Company Executive Long-Term Incentive Award Stock Plan)

–	No. 333-48610 (relating to New Century Energies, Inc. Omnibus Incentive Plan; Public Service Company of Colorado Omnibus Incentive Plan; Southwestern Public Service Company 1989 Stock Incentive Plan; Southwestern Public Service Company Employee Investment Plan; and Southwestern Public Service Company Directors’ Deferred Compensation Plan)

–	No. 333-48604 (relating to New Century Energies, Inc. Employee Investment Plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees; New Century Energies, Inc. Employees’ Savings and Stock Ownership Plan For Bargaining Unit Employees and Former Non-Bargaining Unit Employees; and New Century Energies, Inc. Employees’ Savings and Stock Ownership Plan For Non-Bargaining Unit Employees)

–	No. 333-48590 (relating to the Xcel Energy Omnibus Incentive Plan)

–	No. 333-104507 (relating to Xcel Energy 401(k) Savings Plan)

•	Registration Statements on Form S-3:

–	No. 333-46842 (relating to the Xcel Energy $1,000,000,000 Principal Amount of Debt Securities)

–	No. 333-36270 and 333-74996 (relating to the Xcel Energy Direct Purchase Plan)

–	No. 333-35482 (relating to the acquisition of Natrogas, Inc.)

–	No. 333-082352 (relating to Xcel Energy Inc.’s $1,000,000,000 Debt Securities, Common Stock, and Rights to Purchase Common Stock)

–	No. 333-108446 (relating to the Xcel Energy Dividend Reinvestment Plan)

•	Post-Effective Amendment No. A-1 on Form S-8 to Registration Statement on Form S-4 No. 333-84264 (relating to the NRG Energy, Inc. Tender Offer);

•	Registration Statement on Form S-4 No. 333-109601 (related to the exchange of Xcel Energy senior notes)

of our report dated February 26, 2004 (which expresses an unqualified opinion based on our audits and includes emphasis of a matter paragraphs relating to the adoption of SFAS No. 142, “Goodwill and Other Intangible Assets” and SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” effective January 1, 2002, SFAS No. 143, “Accounting for Asset Retirement Obligations” effective January 1, 2003 and Derivatives Implementation Group Issue No. C20 “Scope Exceptions: Interpretation of the Meaning of Not Clearly and Closely Related in Paragraph 10(b) regarding Contracts with a Price Adjustment Feature” effective October 1, 2003) appearing in this Form 8-K of Xcel Energy Inc..

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
February 27, 2004